Exhibit 23.1

Onestop Assurance PAC
10 Anson Road
#06-15 International Plaza
Singapore 079903
Tel: 9644 9531
Email:audit@onestop-ca.com
Website: www.onestop-ca.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated July 7, 2023 except for Note 1- Number of ordinary shares issued and outstanding as to which the date is February 16, 2024 in the Registration Statement on Form F-1/A4, under the Securities Act of 1933, as amended, with respect to the consolidated balance sheets of Ten- League International Holdings Limited and its subsidiaries (collectively referred to as the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity and cash flows for each of the years in the two-year period ended December 31, 2022 and the related notes. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Onestop Assurance PAC

Singapore

March 6, 2024